===============================================================================






STATE OF FLORIDA

DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Certificate of Domestication and Articles of Incorporation for WHITEHALL LIMITED, INC., filed on June 24, 1999 effective July 12, 1988, as shown by the records of this office.

The document number of this corporation is P99000057455.










                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                             Twenty-fourth day of June, 1999



(Great Seal of the
 State of Florida)
   CR2E022 (1-99)                                    Katherine Harris
                                                     ----------------
                                                     Katherine Harris
                                                     Secretary of State






===============================================================================

                          CERTIFICATE OF DOMESTICATION



The undersigned,      GREGORY M. ANDREWS      ,         VICE PRESIDENT        ,
                ------------------------------  ------------------------------
                             (Name)                         (Title)

of           CAMBRIDGE UNIVERSAL CORPORATION             a foreign Corporation,
   -----------------------------------------------------
                   (Corporation Name)

in accordance with Florida Statutes, section 607.1801 does hereby certify:

1.  The date on which corporation was first formed was      JULY 12     , 1988.
                                                       ------------------   --

2.  The jurisdiction where the above named corporations was first formed,
    incorporated, or otherwise came into being was          COLORADO           .
                                                   ----------------------------

3.  The name of the corporation immediately prior to the filing of this
    Certificate of Domestication was     CAMBRIDGE UNIVERSAL CORPORATION      .
                                     -----------------------------------------

4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to ss. 607.0202 and 607.0401 with this certificate is WHITEHALL LIMITED, INC.
    ---------------------------------------------------------------------------

5. The jurisdiction that constituted the seat, siege, social principal place of business or central administration of the corporation, or any other equivalent thereto under applicable law immediately prior to the filing of
    the Certificate of Domestication was               COLORADO               .
                                         -------------------------------------

I am    VICE PRESIDENT    , of         CAMBRIDGE UNIVERSAL CORPORATION
     --------------------      ------------------------------------------------

and am authorized to sign this Certificate of Domestication on behalf of the
corporation and have done so this the      day of          JUNE         , 1999.
                                      ----        ---------------------     --



                                                /s/ GREGORY M. ANDREWS
                                       ----------------------------------------
                                                (Authorized Signature)



                                  Filing Fee:

            Certificate of Domestication                     $ 50.00
            Articles of Incorporation and Certified Copy     $ 78.75
                                                             -------
            Total to domesticate and file                    $128.75

                           ARTICLES OF INCORPORATION
                                       OF
                            WHITEHALL LIMITED, INC.



                                ARTICLE I - Name
                                ----------------

         The name of the corporation is:

                            WHITEHALL LIMITED, INC.



                          ARTICLE II - Mailing Address
                          ----------------------------

         The mailing address of the corporation shall be:

                              290 Cocoanut Avenue
                            Sarasota, Florida 34236



                          ARTICLE III - Capital Stock
                          ---------------------------

         Section 1. The total number of shares of all classes of stock which the corporation shall have authority to issue is six hundred million (600,000,000) shares.

         The corporation shall have authority to issue two (2) classes of stock. Five hundred million (500,000,000) shares shall be common stock having a par value of $.10 (hereinafter referred to as "Common Stock") and one hundred million (100,000,000) shares shall be preferred stock issuable in series and having a par value of $.10 (hereinafter referred to as "Preferred Stock").

         Section 2. Statement of Preferences, Limitations and Relative Rights in Respect of Shares of Each Class. A description of the different classes of stock and a statement of the designation, preferences, voting rights, limitations and relative rights of the holders of stock of such classes are as follows:

         A.       Preferred Stock.

         (1) Shares of Preferred Stock may be issued from time to time in one or more series. The preferences and relative, participating, optional and other special rights of each of such series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; and the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the designations, preferences and relative, participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including without limiting the generality of the foregoing, the following:

                  (a) The rate, if any, and times at which, and the terms and conditions on which, dividends on the Preferred Stock of such series shall be paid;

                  (b) The redemption price or prices, if any, and the times at which, Preferred Stock of such series may be redeemed;

                  (c) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation;

                  (d) The terms of the sinking fund or redemption of purchase account, if any, to be provided for the Preferred Stock of such series;

                  (e) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, other classes of stock of the corporation and the terms and conditions of such conversion or exchange; and

                  (f) The voting powers, if any, of the holders of the Preferred Stock of such series.

         (2) All shares of a particular series shall be identical in all respects. The rights of the Common Stock of the corporation may be subject to the preferences and relative, participating, optional and other special rights of the Preferred Stock or each series as fixed from time to time by the Board of Directors as aforesaid.

         (3) The holders of the Preferred Stock, in preference to the holders of the Common Stock of the corporation, may be entitled to receive, if and when declared by the Board of Directors, dividends at the rate established by the Board of Directors at the time of the issuance of the shares of each series. Such dividends, when and if declared, may be cumulative so that if dividends in respect to any dividend period shall not have been paid upon, or declared and set apart for, the Preferred Stock the deficiency shall be fully paid or declared and set apart before any dividends shall be paid upon, or declared or set apart for the Common Stock.

         B.       Common Stock.

         (1) After the requirements with respect to preferential dividends upon the Preferred Stock shall have been met, if such preference be established by the Board of Directors of the corporation, and after the corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any series of Preferred Stock, then and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         (2) After distribution in full of the preferential amount to be distributed to the holders of all series of the Preferred Stock then outstanding in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         (3) Each holder of Common Stock shall have one (1) vote for each share of Common Stock held by him in all matters submitted to a vote of the stockholders. Cumulative voting in the election of directors will not be allowed.

         Section 3. There are 7,100,000 shares of common stock of the corporation presently outstanding, no par value, which, with the filing of these Articles of Incorporation shall be reclassified into 2,366,667 shares, $.10 par value.


                    ARTICLE IV - Registered Office and Agent
                    ----------------------------------------

         The street address of the registered office of this corporation is 290 Cocoanut Avenue and the name of the registered agent of this corporation at that address is J. S. ANDREWS.

                            ARTICLE V - Incorporator
                            ------------------------

         The name and address of the person signing these Articles is: J. S. ANDREWS, 290 Cocoanut Avenue, Sarasota, Florida 34236.


                             ARTICLE VI - Officers
                             ---------------------

         The following persons shall be the officers of the Company:

         President                                Robert Ground
                                                  290 Cocoanut Avenue
                                                  Sarasota, Florida  34236

         Vice President, Secretary and            Gregory M. Andrews
         Treasurer                                290 Cocoanut Avenue
                                                  Sarasota, Florida  34236


                              ARTICLE VII - Bylaws
                              --------------------

         The power to adopt, alter, amend or repeal Bylaws of this corporation shall be vested in either the Board of Directors or shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to alteration, amendment or repeal by the Board of Directors.


                         ARTICLE VIII - Indemnification
                         ------------------------------

         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                      ARTICLE IX - Affiliated Transactions
                      ------------------------------------

         The provisions of Chapter 607.0901, Florida Statutes, as amended, shall NOT apply to this corporation.

         WITNESS my hand and seal at Sarasota, Florida this 23rd day of June, 1999.

                                       /s/ J. S. Andrews
                                       ----------------------------------------
                                           J. S. ANDREWS, Incorporator




         The undersigned, having been designated in the foregoing Articles of Incorporation as Registered Agent, hereby agrees to accept said designation.

                                       /s/ J. S. Andrews
                                       ----------------------------------------
                                           J. S. ANDREWS

                                     BYLAWS
                                     ------

                                       of

                              WHITEHALL LTD., INC.

                             A FLORIDA CORPORATION



                               ARTICLE I. OFFICES
                               ------------------

         Section 1. Business Offices. WHITEHALL LTD., INC. (hereinafter referred to as the "Corporation"), may have such offices, either within or without the State of Florida, as the Board of Directors may designate from time to time.

         Section 2. Registered Office. The Corporation shall maintain a registered office in the State of Florida, which may be changed from time to time by the Board of Directors.



                            ARTICLE II. SHAREHOLDERS
                            ------------------------

         Section 1. Annual Meeting. The Annual Meeting of Shareholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation on such date and at such hour as the Board of Directors shall annually determine.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the President or the Board of Directors, and shall be called upon the written request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or for any special meeting of the shareholders.

         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

         Section 6. Waiver of Notice of Meetings of Shareholders. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of any statute or under the provisions of the Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders need be specified in any written waiver of notice.

         Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjourn ment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Florida General Corporation Act.

         Section 8. Shareholder Quorum and Action. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

         Section 9. Voting. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize any other person or persons to act for him by proxy.

         Every proxy must be in writing and must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         Section 11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fully summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of Florida law regarding the rights of dissenting shareholders.

                             ARTICLE III. DIRECTORS
                             ----------------------

         Section 1. Powers. Except as otherwise provided by law or by the Corporation's Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall initially be two. From time to time, the number of directors may be increased or decreased (if the number of directors then provided for is more than one) by shareholder action or by resolution of a majority of the full Board of Directors. Each director shall hold office until the next Annual Meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Florida or shareholders of the Corporation.

         Section 3. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, (a) in good faith, (b) in a manner he reasonably believes to be in the best interest of the Corporation, and (c) with such care as an ordinary prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                  (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

                  (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

                  (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

         Section 4. Election of Directors. At the Annual Meeting of Shareholders, directors shall be elected by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of directors. If the election of directors is not held on the day designated in these Bylaws for any Annual Meeting of Shareholders, or at any adjournment thereof, the Board of Directors may cause the election to be held at a special meeting of shareholders specifically called for that purpose.

         Section 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual election of directors. The Board of Directors may, from time to time, by resolution appoint the time and place, either within or without the State of Florida, for holding other regular meetings of the Board, if by it deemed advisable; and such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto. In case the day appointed for a regular meeting shall fall upon a Saturday, Sunday or legal holiday in the State of Florida, such meeting shall be held on the next succeeding day not a Saturday, Sunday or legal holiday in the State of Florida, at the regularly appointed hour.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by him or them.

         Section 7. Notice of Special Meeting. Notice to a director of any special meeting may be given in writing by mailing the same to the residence or place of business of the director as shown on the books of the Corporation not later than three days before the day on which the meeting is to be held, or may be given by (1) sending the same to him at such place by telegraph, (2) delivering the same to him personally, (3) leaving the same for him at his place of business, or (4) giving the same to him by telephone, not later than the day before such day of meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his residence or his place of business with postage thereon prepaid. If notice be given by telegram or cablegram, such notice shall be deemed to be delivered when the telegram or cablegram is delivered to the telegraph company. Except as otherwise provided in the Bylaws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

         When a special meeting of the Board of Directors is adjourned to another time and place, no notice of the adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

         Section 8. Waiver of Notice. A director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 9. Quorum and Action. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, is used.

         Except as otherwise required by statute, by the Articles of Incorporation or by these Bylaws, the affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

         Section 12. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting votes or consents of such interested directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 13. Compensation of Directors. The Board of Directors may pay each director a stated salary as such or a fixed sum for attendance at meetings of the Board of Directors or any committee thereof, or both, and may reimburse each director for his expenses of attendance at each such meeting. The Board of Directors may also pay to each director rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. None of these payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a director who is also an officer for service as an officer as well as for service as a director.

         Section 14. Resignations. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

         Section 15. Removal. Any director may be removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the shares then entitled to vote at an election of directors, at a meeting of the shareholders called for the purpose. The vacancy on the Board of Directors caused by the removal may be filled by the shareholders or, if the shareholders fail to do so, by the affirmative vote of a majority of the remaining directors.

         Section 16. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 17. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

                  (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

                  (b) designate candidates for the office of director, for the purpose of proxy solicitation or otherwise,

                  (c) fill vacancies on the Board of Directors or any committee of the Board,

                  (d) amend the Bylaws,

                  (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

                  (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for that purpose, and, in the case of a series, its designation, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan may authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which these shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all its terms and to authorize the statement of the terms of a series for filing with the Department of State.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of the committee.



                              ARTICLE IV. OFFICERS
                              --------------------

         Section 1. Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

         Section 2. Election and Term of Office. As far as practicable, the officers of the Corporation shall be elected at the regular meeting of the Board of Directors following the annual election of directors. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office or both.

         Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in any office because of resignation, removal, death or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Chairman. The Chairman shall preside, when available, at all meetings of the shareholders and the Board of Directors. He shall have general executive powers as well as the specific powers conferred by these Bylaws and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

         Section 6. President. The President shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall have general responsibility for the management and direction of the business, properties and affairs of the Corporation. He shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors.

         Section 7. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President, if one has been appointed or elected by the Board of Directors (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Each Vice President shall have general executive powers as well as the specified powers conferred by these Bylaws. He shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors or the President.

         Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the shareholders in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) be the registrar of the Corporation and keep a register of the post office addresses of all shareholders which shall be furnished to the Secretary by the shareholders; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 9. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors may elect; and (c) in general perform all of the duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.



             ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER
             -----------------------------------------------------

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Transfer of Shares. The Corporation or its duly authorized agent shall register a certificate for shares presented to it for transfer if
(1) the certificate is indorsed by the appropriate person or persons, (2) reasonable assurance is given that those endorsements are genuine and effective, (3) the Corporation or its duly authorized agent has no duty to inquire into adverse claims or has discharged any such duty, (4) any applicable law relating to the collection of taxes has been complied with and
(5) the transfer is in fact rightful or is to a purchaser for a value in good faith and without notice of any adverse claim. The new certificate or certificates shall be issued only upon surrender of the old certificate, which shall be cancelled upon the issuance of the new certificate or certificates. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 3. Lost, Destroyed or Wrongfully Taken Stock Certificates. The Corporation or its duly authorized agent shall issue a new certificate of shares in the place of any certificate previously issued if the owner of that certificate (1) claims by affidavit that it has been lost, destroyed or wrongfully taken; (2) requests the issuance of a new certificate before the Corporation or its duly authorized agent has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (3) files with the Corporation or its duly authorized agent a sufficient indemnity bond; and (4) satisfies any other reasonable requirements imposed by the Corporation or its duly authorized agent.



                     ARTICLE VI. BOOKS, RECORDS AND REPORTS
                     --------------------------------------

         Section 1. Books and Records. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its Board of Directors and shareholders. The Corporation shall also keep, at its registered office, a record of its shareholders, giving names and addresses of all shareholders and the number of shares held by each.

         Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of one-quarter (1/4) of one percent (1%) of the Corporation's outstanding shares at least six (6) months immediately preceding his demand or shall be the holder of record of at least five percent (5%) of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 3. Annual Reports. The Corporation shall file with the Department of State of the State of Florida, on or after January 1 and on or before July 1 of each year, a sworn report, on such forms and containing such information as the Department of State may prescribe. Similar reports shall be filed as required by law in those jurisdictions other than the State of Florida where the Corporation may be authorized to transact business.

                           ARTICLE VII. MISCELLANEOUS
                           --------------------------

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors upon consultation with the Corporation's accountants.

         Section 2. Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

         Section 3. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

         Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the President, any Vice President, the Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.



                         ARTICLE VIII. INDEMNIFICATION
                         -----------------------------

         The following shall be the indemnification policy of the Corporation:

                  (a) The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall have power to indemnify any person who was or is a party to any proceeding, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection (b) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsection (a) or subsection
                  (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made by:

                           (i) The Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding;

                           (ii) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consist ing solely of two or more directors at the time parties to the proceeding;

                           (iii) By independent legal counsel:

                                    (A) Selected by the Board of Directors
                                    prescribed in paragraph (i) or the
                                    committee described in paragraph (ii); or

                                    (B) If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or

                           (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by sub- paragraph (d)(iii)(A) shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of such expenses provided pursuant to the foregoing are not exclusive and the Corporation shall have the power to make any other or further indemnification or advancement of expenses on behalf of the persons herein described, in the manner and consistent with the provisions of the Florida General Corporation Act.

                  (g) Indemnification and advancement of expenses as provided in this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (h) For purposes of this Article, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, the term "other enterprises" includes employee benefit plans; the term "expenses" includes counsel fees, including those for appeal; the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; the term "agent" includes a volunteer; and the term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and the term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

                  (i) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  (j) If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.



                             ARTICLE IX. AMENDMENTS
                             ----------------------

         These Bylaws or any provisions thereof may be amended, altered, or repealed in any particular, and new Bylaws or provisions, not inconsistent with any provision of the Articles of Incorporation or any provisions of law, may be adopted by the Board of Directors, at any meeting thereof, by the affirmative vote of a majority of the whole number of directors, or by the shareholders of the Corporation at any meeting of the shareholders, provided, however, that the shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.

         Adopted by the Board of Directors on June 17, 1999.




                                       /s/ Robert Ground
                                       ----------------------------------------
                                           ROBERT GROUND


                                      /s/ Gregory M. Anderson
                                       ----------------------------------------
                                          GREGORY M. ANDERSON
                                          Constituting all of the members of
                                          the Board of Directors of WHITEHALL
                                          LTD., INC.